UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 21, 2011

STERICYCLE, INC.

(Exact name of registrant as specified in its charter)

Delaware

0-21229

36-3640402

(State or other juris-

(Commission file

(IRS employer

diction of incorporation)

number)

identification number)

28161 North Keith Drive

Lake Forest, Illinois 60045

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(847) 367-5910

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

Please refer to Item 2.03 of this report.

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On September 21, 2011, we and certain of our subsidiaries entered into an amended and restated credit agreement (the “new credit agreement”) with Bank of America, N.A., as administrative agent, swingline lender, a lender and a letter of credit issuer, other lenders party to the new credit agreement, JPMorgan Chase Bank, N.A., as syndication agent, and HSBC Bank USA, National Association, Lloyds Securities, Inc. and Union Bank, N.A., as co-documentation agents. The new credit agreement amended and restated our prior credit agreement dated as of August 24, 2007, as amended.

The new credit agreement increases our unsecured revolving credit facility from $850 million to $1 billion and extends the maturity date of our borrowings from August 24, 2012 to September 21, 2016.

Our borrowings bear interest at fluctuating interest rates determined, at our election in advance for any quarterly or other applicable interest period, by reference to the “Eurocurrency rate” or the “base rate,” plus, in either case, the applicable margin within the relevant range of margins provided in the new credit agreement. The Eurocurrency rate is the British Bankers Association LIBOR rate for a deposit with a term equivalent to the interest period, and the base rate is the highest of (i) the prime rate at Bank of America, N.A., (ii) 0.5% above the rate on overnight federal funds transactions or (iii) the BBA LIBOR rate for a one-month deposit plus 1.0%. The applicable margin is based on our consolidated leverage ratio. As of September 21, 2011, the margin for interest rates on borrowings under the new credit agreement was 1.250% on Eurocurrency loans and 0.025% on base rate loans.

Substantially the same as our prior credit agreement, the new credit agreement contains customary events of default, including our failure to pay any principal, interest or other amount when due, our violation of certain of our affirmative covenants or any of our negative covenants, a breach of our representations and warranties, or a change of control. Upon the occurrence of an event of default, payment of our indebtedness may be accelerated and the lending commitments under the credit agreement may be terminated.

A copy of the new credit agreement is filed with this report as Exhibit 10.1.

Item 9.01

Financial States and Exhibits

(d)

Exhibits

The following exhibit is filed with this report:

10.1

Amended and Restated Credit Agreement dated as of September 21, 2011 entered into by

Stericycle, Inc. and certain of its subsidiaries as borrowers, Bank of America, N.A., as administrative agent, swingline lender, a lender and a letter of credit issuer, other lenders party to the amended and restated credit agreement, JPMorgan Chase Bank, N.A., as syndication agent, and HSBC Bank USA, National Association, Lloyds Securities, Inc., and Union Bank, N.A., as co-documentation agents.

This exhibit omits the schedules and exhibits that are listed following the table of contents in the amended and restated credit agreement. We will furnish a copy of any omitted schedule or exhibit to the U.S. Securities and Exchange Commission supplementally upon request.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 23, 2011.

Stericycle, Inc.

By

/s/ FRANK J.M. TEN BRINK

Frank J.M. ten Brink

Executive Vice President and

Chief Financial Officer

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